Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Preferred and Convertible
Income Fund
333-102903
811-21293

A special meeting of the shareholders
of the Nuveen Preferred and
Convertible Income Fund was held on
July 26, 2005.

The purpose of the meeting was to
approve
a new investment management
agreement and a new sub-advisory
agreement:

Approval of the new investment
management agreement was reached
as follows:

The number of shares voted in the
affirmative:
95,403,347 and
the number of negative votes:
882,802

Approval of the new sub-advisory
agreement between Nuveen Asset
Management and Froley, Revy
Investment Co. was reached as
follows:

The number of shares voted in the
affirmative:
95,416,201 and
the number of negative votes:
895,571

Approval of the new sub-advisory
agreement between Nuveen Asset
Management and Spectrum Asset Management, Inc. was reached as follows:

The number of shares voted in the
affirmative:
95,371,985 and
the number of negative votes:
916,848

Approval of the new sub-advisory
agreement between Nuveen Asset
Management and Symphony Asset
Management LLC  was reached as
follows:

The number of shares voted in the
affirmative:
95,350,110and
the number of negative votes:
912,802


Proxy materials are herein
incorporated by reference
to the SEC filing on June 20, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007498.